UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY 40223

(Address of principal executive offices)

(502) 791-8800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined  in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Item 3.01 Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2017, Creative Realities, Inc. received written notice that the Company's common stock had been up-listed and approved for trading on OTCQX, the highest tier of the OTC Markets, under its existing symbol “CREX.” The Company had previously traded on the OTCQB.

The OTCQX marketplace is considered by the Securities and Exchange Commission (SEC) as an "established public market" for the purpose of determining the public market price when registering securities for resale with the SEC. Because the OTCQX generally increases transparency by maintaining higher reporting standards and requirements and imposing management certification and compliance requirements, the majority of broker-dealers trade stocks on the OTCQX marketplace. Historically, this has resulted in greater liquidity and awareness for companies that reach the OTCQX market tier.

The Company believes that trading on the OTCQX will likely enhance trading liquidity, broaden its shareholder base and enhance shareholder value. The Company also believes that, as it continues to focus on building a digital marketing business that delivers long-term shareholder value, this up-listing to the OTCQX will also serve as a stepping stone to meeting the requirements for eventual admission to the NASDAQ or another national stock exchange in the future.

Item 8.01 Other Events.

The disclosures set forth in Item 3.01 above are incorporated into this reporting item by reference.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:
(Registrant)

By:	/s/ John Walpuck
John walpuck
Chief Financial Officer

Dated: June 16, 2017

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